Exhibit 5.1
[General Mills, Inc. Letterhead]
July 14, 2008
General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, Minnesota 55426
General Mills, Inc.:
I am Corporate and Securities Counsel and Assistant Secretary of General Mills, Inc. (the “Company”). I have acted as counsel to the Company in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (the “Registration Statement”) relating to the secondary offer and sale of 892,535 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), by the persons and entities named as Selling Stockholders in the Registration Statement.
I have examined such documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of my opinions set forth below. In rendering my opinions, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. I have relied as to matters of fact (but not legal conclusions), to the extent I deem proper, on certificates of responsible officers of the Company and of public officials.
Based on the foregoing, I am of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.
This opinion letter is limited in all respects to the Delaware General Corporation Law and the federal laws of the United States of America.
I hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Validity of the Securities” contained in the prospectus that is part of the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Chris A. Rauschl
Chris A. Rauschl